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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                      FOSTER WHEELER CORPORATION (PARENT)
   PRINCIPAL CONSOLIDATED, WHOLLY OWNED SUBSIDIARIES (DIRECTLY OR INDIRECTLY)
                     LISTED BY JURISDICTION OF ORGANIZATION

AUSTRALIA
Foster Wheeler Australia Pty. Ltd., Melbourne

BERMUDA
FW Management Operations, Ltd., Hamilton
Foster Wheeler Trading Co. Ltd., Hamilton
Perryville Service Company Ltd., Hamilton
Power Systems International, Ltd., Hamilton
York Jersey Liability Ltd., Hamilton
Continental Finance Company, Ltd., Hamilton

BRAZIL
Foster Wheeler do Brasil Ltda., Rio De Janeiro

CANADA
Foster Wheeler Limited, St. Catharines
Chapleau Co-Generation Ltd., Chapleau
Foster Wheeler Canadian Resources Limited, Alberta
Foster Wheeler Fired Heaters, Ltd., Calgary
La Societe D'Energie Foster Wheeler Ltd., Quebec

CHANNEL ISLANDS
FW Channel Islands Limited, Jersey

CHILE
Constructora Foster Wheeler Concepcion Limitada, Santiago
Foster Wheeler Chile, S.A., Santiago

CHINA, PEOPLES REPUBLIC OF
Foster Wheeler Power Machinery Company Limited, Guangdong Province

ENGLAND
Foster Wheeler Limited, Reading
Foster Wheeler Energy Ltd., Reading
Foster Wheeler (Pacific) Ltd., Reading
Foster Wheeler Petroleum Development Ltd., Reading
Foster Wheeler World Services, Ltd., Reading
FW Management Operations (U.K.) Ltd., Reading
Foster Wheeler (Indonesia) Ltd., Reading
Foster Wheeler Environmental (U.K.) Ltd., Reading
Foster Wheeler Petroleum Development & Associates Ltd., Reading
Foster Wheeler Petroleum Development (Norway) Ltd., Reading

FINLAND
Foster Wheeler Energia Oy, Helsinki
Foster Wheeler Service Oy, Kouvola

FRANCE
Foster Wheeler France, S.A., Paris

GERMANY
Foster Wheeler Energie GmbH, Dusseldorf

GREECE
Foster Wheeler Hellas Engineering and Construction AE, Athens

HUNGARY
Foster Wheeler Supply Limited Liability Company, Budapest

INDIA
Foster Wheeler India Private Limited, Chennai

INDONESIA
Foster Wheeler (Indonesia) Ltd., Jakarta

ITALY
Foster Wheeler Italiana, S.p.A., Milan
Steril, S.p.A., Milan
FW Financial Services S.p.A., Milan
Foster Wheeler Continental Europe, S.r.l., Milan
Foster Wheeler Environmental Italia, Srl, Milan
Lomellina Energia Operator S.r.l., Milan
World Services Italia S.p.A., Milan

MALAYSIA
Foster Wheeler (Malaysia) Sdn. Bhd., Kuala Lumpur

MAURITIUS
P.E. Consultants, Inc., Port Louis

MEXICO
Foster Wheeler Ingenieros y Constructores, S.A. de C.V. Guadalajara Foster Wheeler Constructors de Mexico, S.de R.L. de C.V., M Mexico City
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NETHERLANDS ANTILLES
Foster Wheeler N.V., Curacao

NETHERLANDS
FW Europe B.V., Amsterdam
Foster Wheeler Continental B.V., Amsterdam
Foster Wheeler Europe B.V., Amsterdam
FW Energie B.V., Amsterdam
FW Netherlands C.V., Amsterdam

PHILIPPINES
Foster Wheeler (Philippines) Corporation, Makati City

POLAND
Foster Wheeler Energia Polska Sp. Zo.o., Warsaw

PORTUGAL
F.W. Gestao E Servicos, S.A., Sao Pedro

SINGAPORE (REPUBLIC OF)
Foster Wheeler Eastern Private, Ltd., Singapore
Foster Wheeler Energy Pte. Ltd., Singapore
Foster Wheeler Vietnam Private Ltd., Singapore

SOUTH AFRICA
Foster Wheeler South Africa (Pty.) Ltd., Midrand

SPAIN
Foster Wheeler Iberia, S.A., Madrid
Foster Wheeler Energia, S.A., Madrid
Foster Wheeler Power Systems, S.A., Madrid

SWEDEN
Foster Wheeler Energi AB, Norrkoping

UNITED STATES
Camden County Energy Recovery Associates, Delaware
Camden County Energy Recovery Corporation, Delaware Equipment Consultants, Inc., Delaware
Foster Wheeler Adirondack, Inc., Delaware
Foster Wheeler Andes, Inc., Delaware
Foster Wheeler Arabia Ltd., Delaware
Foster Wheeler Asia Ltd., Delaware
Foster Wheeler Avon, Inc., Delaware
Foster Wheeler Bedminster, Inc., Delaware
Foster Wheeler Bridgewater, Inc., Delaware
Foster Wheeler Broome County, Inc., Delaware
Foster Wheeler Canoas, Inc., Delaware
Foster Wheeler Capital & Finance Corporation, Delaware Foster Wheeler Charleston Resource Recovery, Inc., Delaware Foster Wheeler China, Inc., Delaware
Foster Wheeler Constructors, Inc., Delaware
Foster Wheeler Continental U.S. Inc., Delaware
Foster Wheeler Development Corporation, Delaware
Foster Wheeler (Emirates) Corporation, Delaware
Foster Wheeler Energy Corporation, Delaware
Foster Wheeler Energy International, Inc., Delaware
Foster Wheeler Energy Manufacturing, Inc., Delaware
Foster Wheeler Energy Services, Inc., California
Foster Wheeler Environmental Corporation, Texas
Foster Wheeler Facilities Management, Inc., Delaware
Foster Wheeler Funding Corporation, Delaware
Foster Wheeler Hudson Falls, Inc., Delaware
Foster Wheeler Hungarian Energy, Inc., Delaware
Foster Wheeler Hydrobras, Inc., Delaware
Foster Wheeler Hydroven, Inc., Delaware
Foster Wheeler Hydrox, Inc., Delaware
Foster Wheeler Illinois, Inc., Delaware
Foster Wheeler Intercontinental Corporation, Delaware
Foster Wheeler International Corporation, Delaware
Foster Wheeler Korea, Ltd., Delaware
Foster Wheeler Martinez, Inc., Delaware
Foster Wheeler Middle East Services, Inc., Delaware
Foster Wheeler Midwest, Inc., Delaware
Foster Wheeler Mt. Carmel, Inc., Delaware
Foster Wheeler Passaic, Inc., Delaware
Foster Wheeler Penn Resources, Inc., Delaware
Foster Wheeler Power Corporation, Delaware
Foster Wheeler Power Systems, Inc., Delaware
Foster Wheeler Pyropower, Inc., New York
Foster Wheeler Real Estate Development Corporation, Delaware Foster Wheeler Robbins, Inc., Delaware
Foster Wheeler Santiago, Inc., Delaware
Foster Wheeler Timokhovo, Inc., Delaware
Foster Wheeler Twin Cities, Inc., Delaware
Foster Wheeler USA Corporation, Delaware
Foster Wheeler Virgin Islands, Inc., Delaware
Foster Wheeler Wood Resources, Inc., Delaware
Foster Wheeler World Services Corp., Delaware
Foster Wheeler Zack, Inc., Delaware
FWPS Specialty Products, Inc., Delaware
Hartman Consulting Corporation, Delaware
GTC Technology Corporation, Delaware
Process Consultants, Inc., Delaware
POSCO Gilberton, Inc., California
Pyropower Operating Services Company, Inc., California

THAILAND
Foster Wheeler (Thailand) Limited, Sriracha
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TURKEY
Foster Wheeler BIMAS Birlesik Insaat Ve Muhendislik, A. S., Istanbul

U.S. VIRGIN ISLANDS
Foster Wheeler F.S.C., Inc., St. Thomas

VENEZUELA
Foster Wheeler Caribe Corporation, C.A., Caracas

                         PRINCIPAL AFFILIATED COMPANIES
      (PERCENT DIRECTLY OR INDIRECTLY OWNED BY FOSTER WHEELER CORPORATION)

BERMUDA
The Hydrogen Company of Paraguana Ltd., Hamilton (50%)

CHILE
Compania de Hidrogeno de Talcahuano, Santiago (51%)

COLOMBIA
Foster Wheeler Andina, S.A., Bogota (77.7%)

FINLAND
Oy Bioflow A.B., Varkhaus (51%)

ITALY
Centro Energia Operator Teverola, S.r.l., Teverola (50%)
Centro Energia Gas S.p.A., Milan (50%)
Centro Energia Operator Ferrara S.r.l., Milan (50%)

JAPAN
Foster Wheeler K.K., Tokyo (85%)

NIGERIA
Foster Wheeler (Nigeria) Ltd., Lagos (60%)
Foster Wheeler Environmental Company Nigeria Limited, Lagos (87%)

NORWAY
Sorco Holdings AS, Stavanger (33.3%)

OMAN
Chiyoda-Foster Wheeler and Company LLC, Muscat (17.5%)

POLAND
Foster Wheeler Energy FAKOP Ltd., Sosnowiec (51%)

THAILAND
Thai Maintenance Contracting Company Limited, Rayong (49%)

UNITED STATES
CeraFilter Systems, Inc., Delaware (50%)
Thermo Energy Environmental Corporation, New Jersey (50%)

VENEZUELA
OTEPI FW, S.A., Caracas (50%)